Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE THE REALREAL, INC. STOCKHOLDER DERIVATIVE LITIGATION	Master File No.: 1:20-cv-01212-LPS

THIS DOCUMENT RELATES TO:

NOTICE TO CURRENT THE REALREAL SHAREHOLDERS OF PROPOSED

SETTLEMENT AND DISMISSAL WITH PREJUDICE OF DERIVATIVE ACTION

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE REALREAL, INC. (“TRR” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: REAL) AS OF NOVEMBER 5, 2021.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTION, CURRENT TRR SHAREHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation of Settlement, dated November 5, 2021 (the “Stipulation”). The purpose of this Notice is to inform you of:

•	the existence of the above-captioned consolidated derivative action captioned In re The RealReal, Inc. Stockholder Derivative Litigation, Master File No.: 1:20-cv-01212-LPS (“Consolidated Action”),

•	the proposed settlement between Plaintiffs[1] and Defendants reached in the Consolidated Action (the “Settlement”),

•	the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Consolidated Action with prejudice,

[1]	All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

•	Plaintiffs’ Counsel’s application for fees and expenses, and

•	Plaintiffs’ monetary service awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Consolidated Action and of your rights in connection with the proposed Settlement.

Summary

On November 5, 2021, counsel for Plaintiffs and TRR, in its capacity as a nominal defendant, entered into the Stipulation in the Consolidated Action, which was filed derivatively on behalf of TRR, in the United States District Court for the District of Delaware (the “Court”) against certain current and former directors and officers of the Company and against the Company as a nominal defendant. The Stipulation and the Settlement contemplated therein, subject to the approval of the Court, are intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Consolidated Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation.

In light of the substantial benefits conferred upon TRR by Plaintiffs’ Counsel’s efforts, the Company and Plaintiffs’ Counsel participated in negotiations under the assistance of a mediator regarding the attorneys’ fee and expenses to be paid by TRR to Plaintiffs’ Counsel and have agreed that TRR shall pay to Plaintiffs’ Counsel five hundred thousand dollars ($500,000) in attorneys’ fees and expenses (the “Fee and Expense Amount”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to each of the Plaintiffs in the amount of one thousand five hundred dollars ($1,500.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Company’s website, https://investor.therealreal.com/sec-filings at the Form 8-K dated December 17, 2021, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?

The Consolidated Action is brought derivatively on behalf of nominal defendant TRR and alleges that the Individual Defendants, among other things, violated the federal securities laws and breached their fiduciary duties by making or permitting the Company to make materially false statements or omissions, causing the Company to fail to maintain internal controls, and committing other violations of law with respect to the Company’s system for authenticating its advertised luxury goods. The complaints in the Consolidated Action allege counts for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and/or waste of corporate assets, and seek contribution under Sections 10(b) and 21D of the Securities Exchange of 1934.

Why is there a Settlement of the Consolidated Action?

The Court has not decided in favor of Defendants or Plaintiffs in the Consolidated Action. Instead, the Settling Parties have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the corporate governance reforms and procedures that the Company will adopt as part of the Settlement provide substantial benefits to TRR and its shareholders.

Defendants deny each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Consolidated Action. Defendants further assert that, at all times, they acted legally, in good faith, and in a manner they reasonably believed to be and that was in the best interests of TRR and TRR’s shareholders. Nonetheless, Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the expense, distraction, and uncertainty of litigation.

The Settlement Hearing, and Your Right to Object to the Settlement

On December 8, 2021, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to Current TRR Shareholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on February 10, 2022 at 4:00 p.m. before the Honorable Leonard P. Stark, U.S. District Court, District of Delaware, located at the J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Wilmington, Delaware 19801, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Consolidated Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) whether the Court should approve the agreed-to Fee and Expense Amount; (v) whether the Court should approve the Service Awards, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of TRR, https://investor.therealreal.com, for any change in date, time or format of the Settlement Hearing.

Any Current TRR Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount, may file with the Court a written objection. An objector must at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of TRR common stock as of November 5, 2021 and through the date of the filing of any such objection, including the number of shares of TRR common stock held and the date of purchase or acquisition, (c) any and all documentation or evidence in support of such objection; (d) the identities of any cases, by name, court, and docket number, in which the shareholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JANUARY 20, 2022. The Clerk’s address is:

Clerk of the Court

U.S. DISTRICT COURT, DISTRICT OF DELAWARE

J. Caleb Boggs Federal Building

844 N. King Street, Unit 18

Wilmington, Delaware 19801

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN JANUARY 20, 2022. Counsel’s addresses are:

Counsel for Plaintiffs:

Timothy Brown THE BROWN LAW FIRM, P.C. 767 Third Avenue, Suite 2501 New York, NY 10017	Garam Choe BRAGAR EAGEL & SQUIRE, P.C. 810 Seventh Avenue, Suite 620 New York, NY 10019

Counsel for Defendants:

Lisa Bugni KING & SPALDING LLP 50 California Street, Suite 3300 San Francisco, California 94111	John P. DiTomo MORRIS, NICHOLS, ARSHT & TUNNELL LLP 1201 N. Market Street P.O. Box 1347 Wilmington, DE 19899

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Current TRR Shareholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current TRR Shareholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in this Consolidated Action, and from pursuing any of the Released Claims.

CURRENT TRR SHAREHOLDERS AS OF NOVEMBER 5, 2021 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current TRR Shareholders, derivatively on behalf of TRR, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Consolidated Action, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Consolidated Action, reference is made to the Stipulation and its exhibits, copies of which may be reviewed and downloaded at https://investor.therealreal.com/sec-filings at the Form 8-K dated December 17, 2021.

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You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Garam Choe, Bragar Eagel & Squire, P.C., 810 Seventh Avenue, Suite 620, New York, NY 10019, Telephone: (212) 308-5858, E-mail: choe@bespc.com. Please Do Not Call the Court or Defendants with Questions About the Settlement.